As filed with the Securities and Exchange Commission on July 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 East 52nd Street New York, NY	10055
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan

(Full title of the plan)

Matthew J. Mallow, Esq.

Senior Managing Director and General Counsel

BlackRock, Inc.

55 East 52nd Street

New York, NY 10055

(Name and address of agent for service)

(212) 810-5300

(Telephone number, including area code, of agent for service)

Copy to:

Richard T. Prins

Stacy J. Kanter

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.01	7,500,000	$315.19	$2,363,925,000	$304,473.54

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an additional 7,500,000 shares of common stock, par value $0.01 per share, of the Registrant issuable under the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Plan”). The Registrant previously filed Registration Statements on Form S-8 (Nos. 333-137708 and 333-169329) with respect to shares issuable under the Plan.
(3)	Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of BlackRock, Inc. (“BlackRock”) common stock as reported by the New York Stock Exchange on July 25, 2014.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. This Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by BlackRock, Inc. (the “Registrant” or “BlackRock”) on September 29, 2006 (Registration No. 333-137708) and September 13, 2010 (Registration No. 333-169329) with respect to the Plan. This Registration Statement is filed pursuant to General instruction E to Form S-8.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by BlackRock are incorporated herein by reference and made a part hereof:

(a)	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2013;

(b)	BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

(c)	BlackRock’s Current Reports on Form 8-K filed on January 10, 2014, January 15, 2014, March 18, 2014, March 31, 2014, April 8, 2014, June 3, 2014 and June 27, 2014;

(d)	BlackRock’s definitive Proxy Statement on Schedule 14A filed on April 15, 2014; and

(e)	The description of BlackRock’s common stock contained in its registration statement on its predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, and any amendment or report filed thereafter for the purpose of updating such information.

All documents subsequently filed by BlackRock pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

BlackRock’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock’s directors will be liable to BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock or BlackRock’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law. BlackRock’s amended and restated certificate of incorporation also provides that BlackRock will indemnify its directors and officers to the fullest extent authorized or permitted by Delaware law, except BlackRock will not be obligated to indemnify any director or officer in connection with a proceeding initiated by such director or officer unless the proceeding was authorized or consented to by BlackRock’s board of directors.

As a result of this provision, BlackRock and BlackRock’s stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock’s amended and restated bylaws provide that BlackRock will indemnify, to the maximum extent permitted by Delaware law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of BlackRock, or is or was serving at BlackRock’s request as a director or officer of another corporation, partnership or other enterprise. The amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, judgments, fines and amounts paid in settlement by the director or officer.

Pursuant to The PNC Financial Services Group, Inc.’s (“PNC”) By-Laws, PNC designated directors on BlackRock’s Board of Directors will be indemnified to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case where such elimination is not permitted by law.

Item 8.	Exhibits.

See the Index of Exhibits, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of July, 2014.

BlackRock, Inc.

By:	/S/ Matthew J. Mallow
Name:	Matthew J. Mallow
Title:	Senior Managing Director and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Charles S. Hallac, Robert S. Kapito, Matthew J. Mallow, J. Russell McGranahan, Gary S. Shedlin and Daniel R. Waltcher, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ LAURENCE D. FINK	Chairman, Chief Executive Officer and Director	July 31, 2014
Laurence D. Fink	(Principal Executive Officer)

/S/ GARY SHEDLIN	Senior Managing Director and Chief Financial Officer	July 31, 2014
Gary S. Shedlin	(Principal Financial Officer)

/S/ JOSEPH FELICIANI, JR.	Managing Director and Chief Accounting Officer	July 31, 2014
Joseph Feliciani, Jr.	(Principal Accounting Officer)

/S/ ABDLATIF Y. AL-HAMAD	Director	July 31, 2014
Abdlatif Y. Al-Hamad

/S/ MATHIS CABIALLAVETTA	Director	July 31, 2014
Mathis Cabiallavetta

/S/ PAMELA DALEY	Director	July 31, 2014
Pamela Daley

/S/ WILLIAM S. DEMCHAK	Director	July 31, 2014
William S. Demchak

/S/ JESSICA P. EINHORN	Director	July 31, 2014
Jessica P. Einhorn

/S/ FABRIZIO FREDA	Director	July 31, 2014
Fabrizio Freda

/S/ MURRY S. GERBER	Director	July 31, 2014
Murry S. Gerber

/S/ JAMES GROSFELD	Director	July 31, 2014
James Grosfeld

/S/ ROBERT S. KAPITO	President and Director	July 31, 2014
Robert S. Kapito

Signature	Title	Date

/S/ DAVID H. KOMANSKY	Director	July 31, 2014
David H. Komansky

/S/ SIR DERYCK MAUGHAN	Director	July 31, 2014
Sir Deryck Maughan

/S/ CHERYL D. MILLS	Director	July 31, 2014
Cheryl D. Mills

/S/ THOMAS H. O’BRIEN	Director	July 31, 2014
Thomas H. O’Brien

/S/ IVAN G. SEIDENBERG	Director	July 31, 2014
Ivan G. Seidenberg

/S/ MARCO ANTONIO SLIM DOMIT	Director	July 31, 2014
Marco Antonio Slim Domit

/S/ JOHN S. VARLEY	Director	July 31, 2014
John S. Varley

/S/ SUSAN L. WAGNER	Director	July 31, 2014
Susan L. Wagner

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock.

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock.

3.3(3)	Amended and Restated Bylaws of BlackRock.

3.4(1)	Certificate of Designations of Series A Convertible Participating Preferred Stock of BlackRock.

3.5(4)	Certificate of Designations of Series B Convertible Participating Preferred Stock of BlackRock.

3.6(4)	Certificate of Designations of Series C Convertible Participating Preferred Stock of BlackRock.

3.7(5)	Certificate of Designations of Series D Convertible Participating Preferred Stock of BlackRock.

4.1(6)	Specimen of Common Stock Certificate.

4.2(7)	Indenture, dated September 17, 2007, between BlackRock and The Bank of New York, as trustee, relating to senior debt securities.

4.3(8)	Form of 3.50% Notes due 2014.

4.4(9)	Form of 6.25% Notes due 2017.

4.5(8)	Form of 5.00% Notes due 2019.

4.7(10)	Form of 1.375% Notes due 2015.

4.6(11)	Form of 4.25% Notes due 2021.

4.8(10)	Form of 3.375% Notes due 2022.

4.9(12)	Form of 3.50% Notes due 2024.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.

10.1(13)	Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan.

10.2	Amendment No. 1 to the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan.

10.3	Amendment No. 2 to the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

(1)	Incorporated by reference to BlackRock’s Form 8-K12B filed on October 5, 2006.
(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2012.
(3)	Incorporated by Reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2012.
(4)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on February 27, 2009.
(5)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 3, 2009.
(6)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.
(7)	Incorporated by Reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2007.

(8)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 10, 2009.
(9)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on September 17, 2007.
(10)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 31, 2012.
(11)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2011.
(12)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 18, 2014.
(13)	Incorporated by reference to BlackRock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.